EXHIBIT 99

SWIFT TRANSPORTATION COMPANY ANNOUNCES INTENTION TO REPRICE

AND EXTEND MATURITIES OF ITS SENIOR SECURED CREDIT FACILITIES

Swift Transportation Company (NYSE:SWFT) ("Swift" or “the Company”), a leader in transportation solutions and the nation’s largest truckload transportation provider, announced today that it has launched a transaction to reprice and extend the maturities of its existing senior secured credit facilities. “Since our IPO in December 2010, we have reduced our net debt by over $200 million, were recently upgraded by Standard and Poors, and achieved record annual adjusted EBITDA in 2011. The anticipated improvements to our credit facilities are further evidence of management’s commitment to maintain a strong balance sheet,” stated Jerry Moyes, Chief Executive Officer of the Company.

There can be no assurance that the Company will be able to effect the foregoing credit facility changes and the final terms may differ from current expectations.

BofA Merrill Lynch, Morgan Stanley, and Wells Fargo Securities, LLC will serve as Lead Arrangers on the transaction.

This press release contains forward-looking statements. The forward-looking statements contained herein include statements about our intention to reprice and extend the maturities of our senior secured credit facilities. These statements are subject to the general inherent risks in our business and in the credit markets and reflect our current expectations regarding these matters. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Swift’s business and operations involve numerous risks and uncertainties, many of which are beyond the control of Swift, which could result in Swift’s expectations not being realized or otherwise materially affect Swift’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Swift’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only made as of the date made, and Swift does not undertake any obligation to and expressly disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Contact Info:

Ginnie Henkels, Chief Financial Officer

Jason Bates, Vice President of Finance & IR Officer

Office: 602-269-9700